Exhibit 99.1

Imperial Holdings Announces Dismissal of Lawsuit Brought by Sun Life;

Imperial’s Lawsuit against Sun Life to Proceed

BOCA RATON, Fla., February 6, 2015 – Imperial Holdings, Inc. (NYSE: IFT) announced today that on February 4, 2015, the United States District Court for the Southern District of Florida granted its motion for summary judgment and dismissed the final two counts of an amended seven-count complaint against Imperial by Sun Life Life Assurance Company of Canada (“Sun Life”) which was initially filed on April 18, 2013. Sun Life’s lawsuit claimed, among other things, that a number of policies issued by it and owned by Imperial should be declared invalid.

The Court also denied Sun Life’s motion to dismiss Imperial’s complaint against Sun Life alleging, among other things, breach of contract, breach of the covenant of good faith and fair dealing, and fraud. A trial on Imperial’s claims is expected to be held in the near future. Antony Mitchell, CEO of Imperial Holdings, said: “We think this decision represents a very important milestone in the Company’s history because it validates Imperial’s business model and solidifies our balance sheet.”

About Imperial Holdings, Inc.

Imperial is a leading specialty finance company that provides customized liquidity solutions to owners of illiquid financial assets. More information about Imperial can be found at www.imperial.com.

Safe Harbor Statement

This press release may contain certain “forward-looking statements” relating to the business of Imperial Holdings, Inc. and its subsidiary companies. All statements, other than statements of historical fact included herein are “forward-looking statements.” These forward-looking statements are often identified by the use of forward-looking terminology such as “believes,” “expects” or similar expressions, and involve known and unknown risks and uncertainties including the outcome of the upcoming trial on Imperial’s claims and the possibility of an appeal. Although Imperial believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required under the securities laws, Imperial does not assume a duty to update these forward-looking statements.

Company Contact:

David Sasso

Imperial Holdings, Inc.

Director- Investor Relations

561.995.4300

IR@imperial.com

www.imperial.com

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